KKR REAL ESTATE FINANCE TRUST INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

New York, NY, February 8, 2022 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today reported its financial results for the quarter and full year ended December 31, 2021.

Reported net income attributable to common stockholders of $35.2 million and $125.6 million, or $0.59 and $2.21 per diluted share of common stock, for the three and twelve months ended December 31, 2021, respectively.

Reported Distributable Earnings(1) of ($2.9) million and $92.4 million, or ($0.05) and $1.63 per diluted share of common stock, for the three and twelve months ended December 31, 2021, respectively.

Fourth Quarter 2021 Highlights

•Originated and funded $1.8 billion and $1.5 billion, respectively, relating to 18 floating-rate loans, with a weighted average appraised loan-to-value ratio (“LTV”)(2) and coupon of 68% and L+3.0%, respectively. Received loan repayments of $679.6 million.
•Completed an accretive underwritten public offering of 5,547,361 common shares at $21.76 per share, resulting in $120.4 million of net proceeds. The offering was $0.22 per share accretive to book value per share.
•Completed repricing of $297.8 million existing secured term loan and a $52.2 million add-on, for an aggregate principal amount of $350.0 million due September 2027, which was issued at par. The new secured term loan bears interest at L+3.50%, and is subject to a LIBOR floor of 0.50%, which is an aggregate improvement of 1.75%.
•$528.9 million liquidity position, including $271.5 million of cash and $200.0 million of undrawn capacity on the corporate revolving credit facility (“Revolver”), in addition to $235.3 million of unencumbered senior loans.
•Took title to one defaulted senior retail loan with an outstanding principal balance and net carrying value of $109.6 million and $69.3 million, respectively. Accordingly, the Company recognized an $8.2 million GAAP gain from reversal of the allowance for credit losses and recognized a $32.1 million realized loss on loan write-off through distributable earnings.
•Common book value increased to $1,188.9 million, or $19.37 per common share, as of December 31, 2021, representing seven consecutive quarters of book value accretion.

2021 Highlights

•Originated and funded a record $4.8 billion and $3.6 billion, respectively, relating to 37 floating-rate loans. Total originations for 2021 represented a 428% and 56% increase over 2020 and 2019 originations, respectively.
•Current funded loan portfolio of $6.7 billion is 100.0% performing, 100.0% floating rate with a weighted average LTV of 68% as of December 31, 2021.
•Issued 6,900,000 shares of 6.5% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), at a liquidation price of $25.00 per share, and received net proceeds of $167.1 million. In January 2022, the Company issued an additional 6,210,000 shares of Series A Preferred Stock and received net proceeds of $151.2 million.
•Optimized and diversified financing sources:
•71% of the secured financing was completely non-mark-to-market, and the remaining balance is only subject to mark-to-credit, as of December 31, 2021.
•Closed a $1.3 billion managed collateralized loan obligation (“CLO”) with a two-year reinvestment period providing $1.1 billion of non-mark financing equating to an 84.25% advance rate and a weighted average cost of capital of L+1.30% before transaction costs.
•Entered into a new $500.0 million term lending agreement, which provides asset-based financing on a non-mark-to-market basis with matched-term up to five years.

(1)    Distributable earnings is net of $32.9 million, or ($0.55) and ($0.58) per diluted share, of realized losses on loan write-offs for the three and twelve months ended December 31, 2021, respectively.
(2)    LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value.

Matt Salem, Chief Executive Officer of KREF, said: “KREF had a strong 2021 with record originations of $4.8 billion and a 35% increase in the funded portfolio to $6.8 billion. Our franchise, client relationships, and the ability to leverage the broader KKR platform positions KREF well for continued success in 2022.”

Patrick Mattson, President and Chief Operating Officer of KREF, added: “The KREF brand continues to drive robust capital markets activity. During the quarter, KREF raised accretive common equity and upsized and improved the cost of capital on the Term Loan B. KREF’s growth continued into 2022 including the issuance of an additional $155 million of 6.5% Series A Preferred Stock and the pricing of a new $1.0 billion managed CRE CLO.”

Portfolio Performance

Collected 97.3% and 100.0% of interest payments due on loan portfolio for the year ended December 31, 2021 and for the month ended January 31, 2022, respectively. As of December 31, 2021, the average risk rating of the Company's portfolio was 2.9 (Average Risk), weighted by outstanding principal amount, as compared to 3.0 (Average Risk) as of September 30, 2021. As of December 31, 2021, 94.1% of the Company's loans was risk-rated 3 or better.

Fourth Quarter 2021 Investment Activity

Loan Originations

The Company committed capital and funded to the following floating-rate loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Committed Principal Amount	Initial Principal Funded	Interest Rate (A)	Maturity Date(B)	LTV
Senior Loan, Seattle, WA(D)	Life Science	October 2021	$140,262	$87,000	L + 3.1%	October 2026	69%
Senior Loan, Miami, FL	Multifamily	October 2021	89,500	89,500	L + 2.8	November 2026	76
Senior Loan, San Diego, CA	Multifamily	October 2021	103,500	103,500	L + 2.8	November 2026	71
Senior Loan, Washington, DC	Office	November 2021	187,700	111,365	L + 3.3	December 2026	55
Senior Loan, Sharon, MA	Multifamily	December 2021	56,925	56,925	L + 2.8	December 2026	70
Senior Loan, Nashville, TN	Hospitality	December 2021	66,035	64,285	L + 3.6	January 2027	68
Senior Loan, Dallas, TX	Office	December 2021	138,000	135,830	L + 3.6	December 2026	68
Senior Loan, Atlanta, GA	Multifamily	December 2021	61,500	55,430	L + 2.9	January 2027	67
Senior Loan, Doral, FL(E)	Multifamily	December 2021	106,000	106,000	L + 2.8	December 2026	77
Senior Loan, Orlando, FL	Multifamily	December 2021	102,400	88,900	L + 3.0	January 2027	74
Senior Loan, Charlotte, NC	Multifamily	December 2021	86,800	76,000	L + 3.0	January 2027	74
Senior Loan, Durham, NC	Multifamily	December 2021	60,000	49,954	L + 2.9	January 2027	67
Senior Loan, Georgetown, TX	Multifamily	December 2021	41,800	41,800	L + 3.3	January 2027	68
Senior Loan, Hollywood, FL	Multifamily	December 2021	81,000	81,000	L + 3.0	January 2027	74
Senior Loan, Cambridge, MA(F)	Life Science	December 2021	115,669	50,623	L + 3.9	January 2027	51
Senior Loan, Dallas, TX	Multifamily	December 2021	89,963	77,509	L + 2.8	January 2027	67
Senior Loan, Las Vegas, NV	Multifamily	December 2021	106,343	102,000	L + 2.7	January 2027	61
Senior Loan, West Palm Beach, FL	Multifamily	December 2021	171,500	169,225	L + 2.7	January 2027	73
Total/ Weighted Average(C)			$1,804,897	$1,546,846	L + 3.0%		68%

(A)    Floating rate based on one-month USD LIBOR. The weighted average coupon is 3.1%, based on outstanding principal and inclusive of in-place LIBOR floors, as of December 31, 2021.
(B)    Maturity date assumes all extension options are exercised, if applicable.
(C)    Weighted average interest rate and LTV are based on committed principal amount of underlying loans.
(D)    The total whole loan is $188.0 million, co-originated by the Company and a KKR affiliate. KREF's interest is 74.6% of the loan.
(E)    The total whole loan is $212.0 million, co-originated by the Company and a KKR affiliate. KREF's interest is 50.0% of the loan.
(F)    The total whole loan is $401.3 million, co-originated by the Company and KKR affiliates. KREF's interest is 28.8% of the loan.

Year End Portfolio Summary

The following table sets forth certain information regarding the Company’s portfolio(A) as of December 31, 2021 ($ in millions):

Investment	Committed Principal Amount	Outstanding Principal Amount	Amortized Cost(B)	Carrying Value(C)	Max Remaining Term (Years)(D)(E)	Weighted Average LTV(D)
Senior Loans(F)	$8,051.8	$6,636.2	$6,594.9	$6,572.8	3.6	68%
Non-Senior Loans(G)	41.1	41.1	40.5	40.3	4.0	n.a.
CMBS B-Pieces(H)	40.0	35.7	35.7	35.5	7.4	58
Total/Weighted Average	$8,132.8	$6,712.9	$6,671.1	$6,648.6	3.6	68%

(A)    Excludes one Real Estate Owned asset with a net carrying value of $78.6 million as of December 31, 2021.
(B)    Amortized cost represents the outstanding face amount of loan, net of applicable unamortized discounts, loan origination fees and write-offs.
(C)    Carrying value represents the amortized cost of loan, net of applicable allowance for credit losses. Carrying value for CMBS B-Pieces, held through an equity method investment, is measured at fair value.
(D)    Weighted by outstanding principal amount for the Company's senior, mezzanine and real estate corporate loans and by net equity for its CMBS B-Piece investments through an aggregator vehicle. Weighted average LTV excludes one real estate corporate loan to a multifamily operator with an outstanding principal amount of $41.1 million as of December 31, 2021.
(E)    Max remaining term (years) assumes all extension options are exercised, if applicable.
(F)    Senior loans include senior mortgages and similar credit quality investments, including junior participations in the Company's originated senior loans for which it has syndicated the senior participations and retained the junior participations for its portfolio.
(G)    Includes one real estate corporate loan to a multifamily operator with an outstanding principal amount of $41.1 million as of December 31, 2021. Excludes one fully funded mezzanine loan with an outstanding principal amount of $5.5 million that was fully written off.
(H)    Represents an equity method investment in RECOP I, an aggregator vehicle that invests in CMBS B-Pieces.

Non-GAAP Financial Measures

Reconciliation of Distributable Earnings to Net Income Attributable to Common Stockholders

The table below reconciles Distributable Earnings and related diluted per share amounts to net income attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020 and the years ended December 31, 2021 and 2020, respectively ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share(C)	Three Months Ended	Per Diluted Share(C)	Three Months Ended	Per Diluted Share(C)
	December 31, 2021		September 30, 2021		December 31, 2020
Net Income (Loss) Attributable to Common Stockholders	$35,198	$0.59	$31,989	$0.57	$28,776	$0.52
Adjustments
Non-cash equity compensation expense	1,413	0.02	2,027	0.04	1,305	0.02
Unrealized (gains) or losses(A)	1,463	0.02	(748)	(0.01)	(203)	—
Provision for (reversal of) credit losses, net	(3,077)	(0.05)	1,165	0.02	(3,438)	(0.06)
Gain on redemption of non-voting manager units	(5,126)	(0.09)	—	—	—	—
Non-cash convertible notes discount amortization	91	—	91	—	91	—
Distributable Earnings before realized losses on loan write-offs	$29,962	$0.50	$34,524	$0.62	$26,531	$0.48
Realized losses on loan write-offs(B)	(32,905)	(0.55)	—	—	—	—
Distributable Earnings	$(2,943)	$(0.05)	$34,524	$0.62	$26,531	$0.48
Weighted average number of shares of common stock outstanding, diluted	59,364,672		56,011,243		55,669,230
(A)    Includes $2.5 million, $0.3 million and ($0.1) million non-cash redemption value adjustment of the Special Non-Voting Preferred Stock and ($1.1) million, ($1.0) million and ($0.1) million of unrealized mark-to-market adjustment to RECOP I's underlying CMBS investments for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.
(B)    Includes $32.1 million write-off on a defaulted senior retail loan which the Company took title of the underlying property and $0.9 million write-off of the remaining balance on an impaired mezzanine retail loan during the three months ended December 31, 2021.
(C)    Numbers presented may not foot due to rounding.

	Year Ended	Per Diluted Share(C)	Year Ended	Per Diluted Share(C)
	December 31, 2021		December 31, 2020
Net Income (Loss) Attributable to Common Stockholders	$125,635	$2.21	$53,553	$0.96
Adjustments
Non-cash equity compensation expense	7,428	0.13	5,676	0.10
Unrealized (gains) or losses(A)	1,059	0.02	4,036	0.06
Provision for (reversal of) credit losses, net	(4,059)	(0.07)	50,344	0.90
Gain on redemption of non-voting manager units	(5,126)	(0.09)	—	—
Non-cash convertible notes discount amortization	361	0.01	362	0.01
Distributable Earnings before realized losses on loan write-offs	$125,298	$2.21	$113,971	$2.03
Realized losses on loan write-offs(B)	(32,905)	(0.58)	(4,650)	(0.08)
Distributable Earnings	$92,393	$1.63	$109,321	$1.95
Weighted average number of shares of common stock outstanding, diluted	56,783,388		56,057,237
(A)    Includes $3.3 million and $0.2 million non-cash redemption value adjustment of the Special Non-Voting Preferred Stock, and ($2.2) million and $3.9 million of unrealized mark-to-market adjustment to RECOP I's underlying CMBS investments for the years ended December 31, 2021 and 2020, respectively.
(B)    Includes $32.1 million write-off on a defaulted senior retail loan which the Company took title of the underlying property and $0.9 million write-off of the remaining balance on an impaired mezzanine retail loan during the year ended December 31, 2021. Includes $4.7 million write-off on a $5.5 million mezzanine retail loan, which was 5-rated and put on non-accrual status, during the year ended December 31, 2020.
(C)    Numbers presented may not foot due to rounding.

Book Value

The Company’s book value per share of common stock was $19.37 as of December 31, 2021, as compared to book value per share of common stock of $19.09 and $18.76 as of September 30, 2021 and December 31, 2020, respectively.

Book value per share as of December 31, 2021 includes the impact of an estimated CECL allowance of $23.7 million, or ($0.39) per common share. See Note 2 — Summary of Significant Accounting Policies, to the Company's consolidated financial statements included in the Form 10-K for the fiscal year ended December 31, 2021 for detailed discussion of allowance for credit losses.

On October 1, 2021, the KKR Member exercised its Call Option to redeem the Non-Voting Manager Units, including the non-voting manager units held by the Company. Accordingly, a wholly-owned TRS of the Company ("KREF TRS") received a cash call amount of $5.1 million and the Company concurrently redeemed the SNVPS which resulted in a net book value accretion of $1.9 million, or $0.03 per common share, during the year ended December 31, 2021, thus eliminating the cumulative negative impact of the SNPVS on book value. See Note 11 — Equity, to the Company's consolidated financial statements included in the Form 10-K for the fiscal year ended December 31, 2021 for detailed discussion of the SNVPS.

Subsequent Events

The following events occurred subsequent to December 31, 2021:

Investing Activities

The Company originated the following senior loans:

Description/ Location	Property Type	Month Originated	Committed Principal Amount	Initial Principal Funded	Interest Rate (A)	Maturity Date(B)	LTV
Senior Loan, Brandon, FL	Multifamily	January 2022	$90,300	$61,920	SOFR + 3.1%	February 2027	75%
Senior Loan, Washington, D.C.(C)	Office	January 2022	100,000	57,060	L + 3.2%	February 2028	55
Senior Loan, Phoenix, AZ(D)	Industrial	January 2022	100,000	2,244	SOFR + 4.0%	February 2027	57
Senior Loan, Arlington, VA	Multifamily	January 2022	135,300	130,890	SOFR + 2.9%	February 2027	65
Senior Loan, West Hollywood, CA	Multifamily	January 2022	102,000	102,000	L + 3.0%	February 2027	65
Senior Loan, San Carlos, CA(E)	Life Science	February 2022	125,000	79,809	SOFR + 3.6%	February 2027	68
Total/ Weighted Average			$652,600	$433,923	L/SOFR + 3.3%		64%

(A)    Floating rate based on one-month USD LIBOR or one-month Term SOFR, as applicable.
(B)    Maturity date assumes all extension options are exercised, if applicable.
(C)    The total whole loan is $228.5 million, co-originated by the Company and a KKR affiliate. The Company's interest is 43.8% of the loan.
(D)    The total whole loan is $195.3 million, co-originated by the Company and a KKR affiliate. The Company's interest is 51.2% of the loan.
(E)    The total whole loan is $195.9 million, co-originated by the Company and a KKR affiliate. The Company's interest is 63.8% of the loan.

Loan Repayments

In January 2022, the Company received approximately $139.8 million in loan repayments, including a full repayment of $76.2 million on one 4-rated senior hospitality loan.

Financing Activities

In February 2022, the Company priced a $1.0 billion managed multifamily CLO (“KREF 2022-FL3”) expected to close on or around February 10, 2022, subject to customary closing conditions. KREF 2022-FL3 will provide the Company with match-term financing on a non-mark-to-market and non-recourse basis, and features a two-year reinvestment period with an 84.75% advance rate at a weighted average running cost of capital of Term SOFR plus 1.71%, before transaction costs.

Corporate Activities

Preferred Stock Issuance

In January 2022, the Company issued an additional 6,210,000 shares of 6.5% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), which included the exercise of the underwriters' option to purchase additional shares of Series A Preferred Stock, and received net proceeds after underwriting discount and commission (inclusive of $1.5 million paid to KKR Capital Markets, a KKR affiliate, for its services as joint bookrunner) of $151.2 million.

Dividends

In January 2022, the Company paid $26.4 million in dividends on its common stock, or $0.43 per share, with respect to the fourth quarter of 2021, to stockholders of record on December 31, 2021.

Teleconference Details:

The Company will host a conference call to discuss its financial results on Wednesday, February 9, 2022 at 11:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter and full year 2021 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 11:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 1686943.

Webcast:

The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.

Supplemental Information

The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal quarter ended December 31, 2021 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires transitional senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with a 45-year history of leadership, innovation and investment excellence and $470.6 billion of assets under management as of December 31, 2021.

Additional information can be found on the Company’s website at www.kkrreit.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of COVID-19 on the Company's business, financial performance and operating results. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the severity and duration of the COVID-19 pandemic; potential risks and uncertainties relating to the ultimate geographic spread of COVID-19; actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact; the potential negative impacts of COVID-19 on the global economy and the impacts of COVID-19 on the Company’s financial condition and business operations; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; difficulty or delays in redeploying the proceeds from repayments of existing investments; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; deterioration in the performance of the properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and, potentially, principal losses to the Company; acts of God such as hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; difficulty in obtaining financing or raising capital; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; defaults by borrowers in paying debt service on outstanding indebtedness; the availability of qualified personnel and the Company’s relationship with its manager, KKR Real Estate Finance Manager LLC; subsidiaries of KKR & Co. Inc. control the Company and KKR's interests may conflict with those of the Company’s stockholders in the future; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform; adverse legislative or regulatory developments; the Company’s qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes and its exclusion from registration under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and authoritative accounting principles generally accepted in the United States of America ("GAAP") or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board (the "FASB"), the Securities and Exchange Commission (the "SEC"), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I-Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Jack Switala
Tel: +1-888-806-7781 (U.S.) / +1-212-763-9048 (Outside U.S.)
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Cara Major or Miles Radcliffe-Trenner
Tel: +1-212-750-8300
media@kkr.com

Definitions:

“Loan-to-value ratio”: Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For the CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

“Distributable Earnings”: Distributable Earnings, a measure that is not prepared in accordance with GAAP, is a key indicator of its ability to generate sufficient income to pay its quarterly dividends and in determining the amount of such dividends, which is the primary focus of yield/income investors who comprise a significant portion of the Company’s investor base. Accordingly, the Company’s believes providing Distributable Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of the Company’s business.

The Company defines Distributable Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between the Company’s manager and board of directors and after approval by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the Company’s unrealized current provision for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosure, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Distributable Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents(A)	$271,487	$110,832
Commercial mortgage loans, held-for-investment	6,316,733	4,844,534
Less: Allowance for credit losses	(22,244)	(59,801)
Commercial mortgage loans, held-for-investment, net	6,294,489	4,784,733
Real estate owned, net	78,569	—
Equity method investments	35,537	33,651
Accrued interest receivable	15,241	15,412
Other assets(B)	7,916	20,984
Total Assets	$6,703,239	$4,965,612

Liabilities and Equity
Liabilities
Secured financing agreements, net	$3,726,593	$2,574,747
Collateralized loan obligations, net	1,087,976	810,000
Secured term loan, net	338,549	288,028
Convertible notes, net	141,851	140,465
Loan participations sold, net	—	66,232
Dividends payable	26,589	24,287
Accrued interest payable	6,627	5,381
Accounts payable, accrued expenses and other liabilities(C)	7,521	4,823
Due to affiliates	5,952	6,243
Total Liabilities	5,341,658	3,920,206

Commitments and Contingencies	—	—

Temporary Equity
Redeemable preferred stock	—	1,852

Permanent Equity
Preferred Stock, 50,000,000 shares authorized
Preferred stock, $0.01 par value (zero and 1 share issued and outstanding as of December 31, 2021 and 2020, respectively)	—	—
Series A cumulative redeemable preferred stock, $0.01 par value (6,900,000 and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively; liquidation preference of $25.00 per share)	69	—
Common stock, $0.01 par value, 300,000,000 authorized (65,271,058 and 59,519,754 shares issued; 61,370,732 and 55,619,428 shares outstanding as of December 31, 2021 and 2020, respectively)	613	556
Additional paid-in capital	1,459,959	1,169,695
Accumulated deficit	(38,208)	(65,698)
Repurchased stock (3,900,326 shares repurchased as of December 31, 2021 and 2020)	(60,999)	(60,999)
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,361,434	1,043,554
Noncontrolling interests in equity of consolidated joint venture	147	—
Total Permanent Equity	1,361,581	1,043,554
Total Liabilities and Equity	$6,703,239	$4,965,612
(A)    Includes $54.0 million and $0.0 million held in collateralized loan obligation as of December 31, 2021 and 2020, respectively.
(B)     Includes $0.0 million and $15.9 million of loan repayment proceeds held by servicer and receivable by the Company, and $2.3 million and $0.0 million of restricted cash as of December 31, 2021 and 2020, respectively.
(C)     Includes $1.5 million and $0.9 million of expected loss reserve for unfunded loan commitments as of December 31, 2021 and 2020, respectively.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in thousands, except share and per share data)

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Interest Income
Interest income	$72,715	$75,320	$63,201	$279,950	$269,188
Interest expense	30,266	29,832	28,835	114,439	127,312
Total net interest income	42,449	45,488	34,366	165,511	141,876

Other Income
Income (loss) from equity method investments	1,863	2,162	1,168	6,371	537
Gain (loss) on sale of investments	5,126	—	—	5,126	—
Other income	390	130	86	686	744
Total other income (loss)	7,379	2,292	1,254	12,183	1,281

Operating Expenses
General and administrative	3,383	3,659	2,862	14,235	14,238
Provision for (reversal of) credit losses, net	(3,077)	1,165	(3,438)	(4,059)	50,344
Management fees to affiliate	5,289	4,964	4,252	19,378	16,992
Incentive compensation to affiliate	3,463	2,215	2,929	10,273	6,774
Total operating expenses	9,058	12,003	6,605	39,827	88,348
Income (Loss) Before Income Taxes, Preferred Dividends, Redemption Value Adjustment and Participating Securities' Share in Earnings	40,770	35,777	29,015	137,867	54,809
Income tax expense	427	106	157	684	412
Net Income (Loss)	40,343	35,671	28,858	137,183	54,397
Preferred stock dividends and redemption value adjustment	4,966	3,682	82	11,369	844
Participating securities' share in earnings	179	—	—	179	—
Net Income (Loss) Attributable to Common Stockholders	$35,198	$31,989	$28,776	$125,635	$53,553

Net Income (Loss) Per Share of Common Stock
Basic	$0.59	$0.57	$0.52	$2.22	$0.96
Diluted	$0.59	$0.57	$0.52	$2.21	$0.96
Weighted Average Number of Shares of Common Stock Outstanding
Basic	59,364,672	55,637,480	55,619,428	56,571,200	55,985,014
Diluted	59,453,264	56,011,243	55,669,230	56,783,388	56,057,237

Dividends Declared per Share of Common Stock	$0.43	$0.43	$0.43	$1.72	$1.72